Exhibit 10.1

August 29, 2007

Accentia Biopharmaceuticals, Inc.

The Analytica Group, Inc.

TEAMM Pharmaceuticals, Inc.

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

Attention: Chief Financial Officer

Re:	Overadvance Side Letter

Reference is hereby made to that certain Amended and Restated Security Agreement dated as of April 29, 2005, and amended and restated as of February 13, 2006, by and among Accentia Biopharmaceuticals, Inc., a Florida corporation (“Parent”), The Analytica Group, Inc., a Florida corporation (“Analytica”), TEAMM Pharmaceuticals, Inc., a Florida corporation by way of joinder dated as of July 13, 2006 (“Teamm” and, together with Analytica and Parent, the “Companies” and, each a “Company”) and Laurus Master Fund, Ltd. (“Laurus”) (as amended, modified and/or supplemented from time to time, the “Security Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Security Agreement.

Reference is made to the letter agreement, dated as of July 13, 2006 (the “Second Overadvance Date”), by and between the Companies and Laurus (the “Second Overadvance Waiver”), pursuant to the terms of which Laurus agreed to make loans to the Companies in excess of the Formula Amount from the Second Overadvance Date through January 1, 2007 (the “Second Overadvance”). As of the date hereof, $400,000 of the Second Overadvance still remains outstanding. Laurus hereby agrees that the outstanding balance of the Second Overadvance shall be deemed to be part of the Third Overadvance (as defined herein) and shall be governed by the terms of this letter agreement.

Subject to satisfaction of the Third Overadvance Conditions (as defined below), Laurus is hereby notifying the Companies of its decision to again exercise the discretion granted to it pursuant to Section 2(a)(ii) of the Security Agreement to make Loans to the Companies during the Period (as defined below) in excess of the Formula Amount (the “Third Overadvances”, which shall be deemed to include the outstanding principal balance of the Second Overadvance). Subject to satisfaction of the Third Overadvance Conditions, the aggregate principal amount of the Third Overadvances shall at no time hereafter exceed $4,400,000 (the “Maximum Third Overadvance Limit”).

In connection with making the Third Overadvances, during and in respect of the period commencing on the date hereof through and including October 21, 2007 (or earlier to the extent that the Third Overadvances are earlier permanently repaid in full per the terms of the proviso set forth at the end of this sentence) (the “Period”), Laurus hereby waives compliance with Section

3 of the Security Agreement, but solely as such provision relates to the immediate repayment requirement for Third Overadvances. Laurus further agrees that solely for such Period (but not thereafter), (i) the incurrence and existence of the Third Overadvances in itself shall not trigger an Event of Default under Section 19(a) of the Security Agreement and (ii) notwithstanding anything to the contrary set forth in Section 5(b)(ii) of the Security Agreement, during the Period, the rate of interest applicable to such Third Overadvances shall be the “prime rate” published in The Wall Street Journal from time to time (the “Prime Rate”), plus two percent (2%) (collectively, the “Third Overadvance Rate”). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on October 1, 2007 on the first business day of each consecutive calendar month thereafter through and including the expiration of the Period, whether by acceleration or otherwise. All other terms and provisions of the Security Agreement and the Ancillary Agreements shall remain in full force and effect. For the avoidance of doubt, all proceeds applied by any Company in repayment of its obligations to Laurus hereunder and under the Security Agreement and the Ancillary Agreements shall be first applied as a repayment of the Third Overadvances unless otherwise agreed by Laurus. Once repaid, Third Overadvances may be reborrowed during the Period provided that the aggregate amount of all outstanding Third Overadvances shall not at any time exceed the Maximum Third Overadvance Limit.

The Companies hereby each acknowledge and agree that Laurus’ obligation to fund the Third Overadvances on the date hereof and each permitted reborrowing thereof after the date hereof (subject to the Maximum Third Overadvance Limit) shall, at the time of such making of such Third Overadvance or reborrowing, and immediately after giving effect thereto, be subject to the satisfaction of the following conditions (the “Third Overadvance Conditions”): (i) no Event of Default shall exist and be continuing as of such date; and (ii) all representations, warranties and covenants made by the Companies in connection with the Security Agreement and the Ancillary Agreements shall be true, correct and complete as of such date.

The Companies hereby agree and acknowledge that they shall, on a joint and several basis: (x) permanently and immediately repay in full all Third Overadvances upon expiration of the Period together with accrued interest and fees which remain unpaid in respect thereof and (y) immediately repay all Third Overadvances which are at any time in excess of the Maximum Third Overadvance Limit during the Period, together with accrued interest and fees which remain unpaid in respect thereof. The failure to make any required repayment of the Third Overadvances shall give rise to an immediate Event of Default.

In consideration of the foregoing, the receipt and sufficiency of which is hereby acknowledged, the Companies shall, on the date hereof, pay to Laurus Capital Management, LLC, the investment advisor of Laurus (“LCM”), a non-refundable servicing payment in an amount equal to $70,000. The foregoing payment is referred to herein as the “Servicing Payment.” The parties acknowledge that the Servicing Payment is a reasonable estimate of the expenses that LCM will incur in monitoring and servicing the Third Overadvances, and the Servicing Payment is intended to enable LCM to defray such expenses. Such payment shall be deemed fully earned on the date hereof and shall not be subject to rebate or proration for any reason.

The Parent understands that it has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements. It is the Parent’s determination that this letter and the terms and provisions of this letter, (collectively, the “Information”) are material and will be disclosed in an 8-K filing to be filed by the Parent within four (4) days of the date hereof and in the form otherwise prescribed by the SEC. The Parent has had an opportunity to consult with counsel concerning this determination.

This letter may not be amended or waived except by an instrument in writing signed by each of the Companies and Laurus. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

This letter agreement shall for all purposes be deemed to be an Ancillary Agreement.

If the foregoing meets with the Companies’ approval please signify the Companies’ acceptance of the terms hereof by signing below.

LAURUS MASTER FUND, LTD.

By:	/s/ David Grin
Name:	David Grin
Title:	Director

AGREED AND ACCEPTED ON THE DATE HEREOF:

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Francis E. O’Donnell, Jr.
Name:	Francis E. O’Donnell, Jr., M.D.
Title:	Chairman and CEO

THE ANALYTICA GROUP, INC.

By:	/s/ Francis E. O’Donnell, Jr.
Name:	Francis E. O’Donnell, Jr., M.D.
Title:	Chairman

TEAMM PHARMACEUTICALS, INC.

By:	/s/ Francis E. O’Donnell, Jr.
Name:	Francis E. O’Donnell, Jr., M.D.
Title:	Chairman and CEO